                           VENTURE CORPORATE VUL 2003
                        ILLUSTRATION SAMPLE CALCULATIONS

THE ASSUMED POLICYHOLDER

Male standard nonsmoker, age 45. Face Amount $365,000. Death benefit option 1.

$20,000 planned annual premium paid on the policy anniversary.

Assuming current cost of insurance rates and a hypothetical gross annual investment return of 12%.

The sample calculations are shown for policy year 5 month 1.

The following is a detailed representation of the interim policy value calculations during policy year 5.

--------------------------------------------------------------------------------------------------
           BEGINNING                                                     MONTHLY NET      ENDING
            POLICY        NET         VALUE        ADMIN      COI        INVESTMENT       POLICY
POLICY      VALUE       PREMIUM       AFTER        CHARGE    CHARGE        FACTOR         VALUE
MONTH      (Step 1)     (Step 2)     PREMIUM     (Step 3a)  (Step 3c)     (Step 4)       (Step 5)
--------------------------------------------------------------------------------------------------
  1        94,451.38   19,600.00    114,051.38      12.00     125.13     1.008156047    114,843.33
  2       114,843.33        0.00    114,843.33      12.00     124.74     1.008156047    115,642.14
  3       115,642.14        0.00    115,642.14      12.00     124.34     1.008156047    116,447.87
  4       116,447.87        0.00    116,447.87      12.00     123.93     1.008156047    117,260.58
  5       117,260.58        0.00    117,260.58      12.00     123.53     1.008156047    118,080.33
  6       118,080.33        0.00    118,080.33      12.00     123.12     1.008156047    118,907.17
  7       118,907.17        0.00    118,907.17      12.00     122.70     1.008156047    119,741.18
  8       119,741.18        0.00    119,741.18      12.00     122.28     1.008156047    120,582.42
  9       120,582.42        0.00    120,582.42      12.00     121.86     1.008156047    121,430.93
 10       121,430.93        0.00    121,430.93      12.00     121.44     1.008156047    122,286.80
 11       122,286.80        0.00    122,286.80      12.00     121.01     1.008156047    123,150.08
 12       123,150.08        0.00    123,150.08      12.00     120.58     1.008156047    124,020.83
--------------------------------------------------------------------------------------------------

THE GROSS ANNUAL INVESTMENT RETURNS

Derivation of annual subaccount rate of return from hypothetical gross annual investment return.

The calculation of Net Rate is done on a daily basis and then conveted to an annual percentage.

     Annual Net SubAccount Rate of Return = Hypothetical Gross Annual Investment Return - Assumed Annual Investment Management Fees and Expenses* - Annual Mortality and Expense Charge = 12.000% - 1.096% - 0.672% = 10.238%

     The amount shown above for the Assumed Annual Investment Management Fees and Expenses and the Annual Mortality and Expense Charge are assumed to be the annual rate of 0.984% and 0.600% of the average daily net assets of the portfolio and the mortality and expense charge respectively.

     * Investment management fees and expenses vary by subaccount. Actual investment management fees and expenses will vary with the policyholder's allocation of premium and policy value between the available subaccounts. Investment management fees and expenses represent investment advisory fees and other expenses paid by the portfolios. This illustration reflects an average of the current expenses for the available subaccounts before reimbursements, which is 0.984% per annum.

THE ILLUSTRATED POLICY VALUES

How the Policy Value is Calculated:

     Ending Policy Value = (Beginning Policy Value + Net Premium - Total Monthly Deductions) x (Monthly Net Investment Factor)

Step 1:  The Beginning Policy Value

     The Beginning Policy Value is the policy value at the end of the previous month.

     For year 5 month 1, the Beginning Policy Value is the policy value in year 4 month 12, or $94,451.38

Step 2:  Calculating the Net Premium

     Net Premium = Gross Premium - Premium Charge

     For year 5 month 1, the premium charge is 2.0% of gross premium paid. There is no premium for the other months in year 5.

     Net Premium = $20,000 - ($20,000 x 2%) = $19,600

Step 3:  Calculating the Total Monthly Deductions

     Total Monthly Deductions = Administrative charge + Cost of Insurance Charge

     Step 3a: Administrative charge of $12.00 per month.

     Step 3b: Cost of Insurance (COI) Charge = Monthly COI rate x [(Death Benefit / Discount Factor ) - (Beginning Policy Value + Net Premium - Administrative charge)]

         In the illustrated example, the Monthly COI rate for year 5 is, the Death Benefit is $365,000 and the Discount Factor is 1.0032737

         The Beginning Policy Value is $94,451.38
     COI Deduction = 0.000500981 x [( $365,000 / 1.0032737 ) - ($94,451.38+
     $19,600.00 - $12.00] = $125.13

     Total Monthly Deductions = $12.00 + $125.13 = $137.13

Step 4:  Determining the Net Investment Factor

     The value of a unit of each sub-account was initially fixed at $10.00. For each subsequent Business Day the unit value for that sub-account is determined by multiplying the unit value for the immediately preceding Business Day by the net investment factor for the that sub-account on such subsequent Business Day.

     The net investment factor for a sub-account on any Business Day is equal to
     (a) divided by (b) where:

     a) is the net asset value of the underlying Portfolio shares held by that sub-account as of the end of such Business Day before any policy transactions are made on that day; and

     b) is the net asset value of the underlying Portfolio shares held by that sub-account as of the end of the immediately preceding Business Day after all policy transactions were made for that day;

     The value of a unit may increase, decrease, or remain the same, depending on the investment performance of a sub-account from one Business Day to the next.

     For the illustration, a hypothetical monthly net investment factor is calculated which is equivalent to a 10.240% net annual subaccount rate of return:

         Monthly Net Investment Factor (hypothetical) = (1 + 0.1024) to the power of 1/12 = 1.008156047

Step 5:  Ending Policy Value

         Ending Policy Value = (Beginning Policy Value + Net Premium - Total Monthly Deductions) x (Monthly Net Investment Factor)

         For year 5 month 1 Ending Policy Value = ( $94,451.38 + $19,600.00 - $137.13 ) x ( 1.008156047 ) = $114,843.33

THE ILLUSTRATED CASH SURRENDER VALUES

How the Cash Surrender Value is Calculated:

     Cash Surrender Value = Ending Policy Value - Surrender Charge

     The Surrender Charge is expressed as a percentage of total premiums paid from issue to the applicable policy year. Amounts not included in this total premium paid for surrender charge purposes include:

          1.  Premiums in any year in excess of the target premium

          2.  Premium paid after the fifth policy year.

     A portion of the surrender charge is assessed on a partial withdrawal or a decrease in the face amount. The surrender charge percentages vary by policy year and as per the table below

--------------------
           SURRENDER
 POLICY     CHARGE
  YEAR     PERCENT
--------------------
   1         10.0%
   2          7.5%
   3          5.0%
   4          5.0%
   5          5.0%
   6          5.0%
   7          4.0%
   8          3.0%
   9          2.0%
  10+         0.0%
--------------------

     Surrender Charge = Surrender Charge Rate x Total Premiums Paid from Issue during the First Five Policy Years

     The Surrender Charge Rate used in this illustration is 5.0%
     The Total Premiums Paid from Issue during the First Five Policy Years is $100,000.00
     The Target Premium is $20,000 per year

     For year 5 month 1, the Surrender Charge = 5.0% x ($100,000.00) = $5,000.00 and for month 12, the Surrender Charge = 5.0% x ($100,000.00) = $5,000.00

     Cash Surrender Value month 1 = $114,843.33 - $5,000.00 = $109,843.33

     Cash Surrender Value month 12 = $124,020.83 - $5,000.00 = $119,020.83

The following is a detailed representation of the interim cash surrender value calculations during policy year 5.

-------------------------------------------------------------------------
            ENDING     SURRENDER      TOTAL                       CASH
POLICY      POLICY      CHARGE       PREMIUMS     SURRENDER     SURRENDER
MONTH        VALUE       RATE          PAID*       CHARGES        VALUE
-------------------------------------------------------------------------
  1       114,843.33     5.00%      100,000.00    5,000.00     109,843.33
  2       115,642.14     5.00%      100,000.00    5,000.00     110,642.14
  3       116,447.87     5.00%      100,000.00    5,000.00     111,447.87
  4       117,260.58     5.00%      100,000.00    5,000.00     112,260.58
  5       118,080.33     5.00%      100,000.00    5,000.00     113,080.33
  6       118,907.17     5.00%      100,000.00    5,000.00     113,907.17
  7       119,741.18     5.00%      100,000.00    5,000.00     114,741.18
  8       120,582.42     5.00%      100,000.00    5,000.00     115,582.42
  9       121,430.93     5.00%      100,000.00    5,000.00     116,430.93
 10       122,286.80     5.00%      100,000.00    5,000.00     117,286.80
 11       123,150.08     5.00%      100,000.00    5,000.00     118,150.08
 12       124,020.83     5.00%      100,000.00    5,000.00     119,020.83
-------------------------------------------------------------------------

THE ILLUSTRATED DEATH BENEFITS

How the Death Benefit is determined:

     Death Benefit = greater of [ Face Amount ] or [ Policy Value x Minimum Death Benefit Percentage ]

     In year 5 of the illustration, the attained age of the policyholder is 50 and the applicable Minimum Death Benefit Percentage is 130%.

     Death Benefit = greater of [ $365,000 ] or [ 130% x 124,020.83 ] = $365,000

THE CALCULATIONS IN OTHER POLICY YEARS

How the Policy Value calculation will differ in other years:

     The premium charge is 2.00% for all years.

     The monthly M&E charge is 0.60% for the first 10 policy years and 0.30% thereafter.

     The administration charge is $12 per month for all policy years.

     The monthly COI rates will vary by attained age.

How the Cash Surrender Value will differ in other years:

     The surrender charge rate is based on the duration of the coverage.

     The surrender charge percentage decrease from policy year 1 to 9, and is zero for year 10 and later.

     Within a policy year, the surrender charge percentage is level on a monthly basis.

------------------------------
POLICY        SURRENDER CHARGE
 YEAR           PERCENTAGE
------------------------------
     1             10.0%
     2              7.5%
     3              5.0%
     4              5.0%
     5              5.0%
     6              5.0%
     7              4.0%
     8              3.0%
     9              2.0%
    10+             0.0%
-----------------------------

How the Death Benefit will differ in other years:

     Under Death Benefit Option 1, the death benefit is the Face Amount of the policy or, if greater, the Minimum Death Benefit. The Minimum Death Benefit is required to ensure the policy continues to qualify as life insurance under the Internal Revenue Code, and is equal to the Policy Value times the applicable Minimum Death Benefit Percentage.